SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 19, 2001

American Spectrum Realty, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-43686	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 East Deere Avenue, Santa Ana, CA 92705
(Address of Principal Executive Offices)		(Zip Code)

(949) 797-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

ITEM 2.                  Acquisition or Disposition of Assets.

The limited partners in each of the Nooney and Sierra limited partnerships have approved the consolidation transaction with American Spectrum Realty, Inc. ("American Spectrum") pursuant to the Prospectus/Consent Solicitation Statement dated August 8, 2001.  The Nooney and Sierra limited partnerships are: Sierra Pacific Development Fund, Sierra Pacific Pension Investors '84, Sierra Pacific Development Fund II, Nooney Income Fund Ltd. L.P., Sierra Pacific Development Fund III, Nooney Income Fund Ltd., II, L.P., Sierra Pacific Institutional Properties V and Nooney Real Property Investors-Two, L.P.  The closing of the Consolidation is effective October 19, 2001.  Pursuant to the consolidation, American Spectrum is acquiring all of the assets of the Nooney and Sierra limited partnerships and certain assets of CGS Real Estate Company, Inc. and its affiliates.  Certain formalities with respect to the consolidation will be completed after October 19, 2001, including sending stock certificates for American Spectrum shares to the partners of the Nooney and Sierra limited partnerships.  Trading of the American Spectrum shares on the American Stock Exchange will be under the symbol “AQQ”.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

/s/ Thomas N. Thurber
Name: Thomas N. Thurber
Title: Chief Financial Officer

Date:  November 6, 2001